UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 9, 2023 (June 8, 2023)

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane
Dallas,	Texas	75231
(Address of Principal Executive Offices)		(Zip Code)

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 par value	KOS	New York Stock Exchange
London Stock Exchange

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting of Stockholders of Kosmos Energy Ltd. (the “Company”) held on June 8, 2023 (the “2023 Annual Meeting”), the Company’s stockholders approved the Amended and Restated Kosmos Energy Ltd. Long Term Incentive Plan (the "LTIP"), which authorizes for issuance pursuant to awards under the LTIP an additional 17,000,000 common shares of the Company, as well as incorporates certain additional corporate governance best practices. The LTIP was originally adopted on April 28, 2011. The LTIP was amended and restated by the Board of Directors of the Company (the "Board") and approved by the Company's stockholders in 2015, 2018 and 2021 in order to increase the available shares under the LTIP, among other things. On April 25, 2023, the Board approved an amendment and restatement of the LTIP, subject to approval by the Company's stockholders.

The principal features of the LTIP are described in detail under “Proposal 4 - Approval of an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan” of the Company’s Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting filed by the Company with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”). The full text of the LTIP is attached as Annex B to the Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting there were 459,967,597 shares of common stock entitled to vote, and a total of 410,000,482 shares of common stock (approximately 89.13%) were represented. The proposals voted upon at the 2023 Annual Meeting and the final results of the vote on each proposal were as follows:

Proposal 1 – To elect two Class I directors to a three-year term to serve until the 2026 annual stockholders meeting.

Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Against	Abstain	Not Voted (Broker Non-Votes)
Andrew G. Inglis	312,409,250	69,531,927	1,124,777	26,934,528
Maria Moræus Hanssen	381,680,851	1,343,356	41,747	26,934,528

Proposal 2 - To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and to authorize the Company’s Audit Committee of the Board of Directors to determine their remuneration.

The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstain
407,221,199	2,246,036	533,247

Proposal 3 - To provide a non-binding, advisory vote to approve named executive officer compensation.

The compensation of the Company’s named executive officers was approved by a nonbinding, advisory vote of the stockholders as follows:

Votes For	Votes Against	Abstain	Not Voted (Broker Non-Votes)
311,399,717	69,531,007	2,135,230	26,934,528

Proposal 4 - To approve an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan.

The proposal was approved by a vote of the stockholders as follows:

Votes For	Votes Against	Abstain	Not Voted (Broker Non-Votes)
361,639,973	19,322,028	2,103,953	26,934,528

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2023

KOSMOS ENERGY LTD.

By:	/s/ JASON E. DOUGHTY
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary

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